EXHIBIT 5(a)

UBS Securities LLC
Wachovia Capital Markets, LLC
as the Representatives for the Underwriters
named in the Underwriting Agreement
referred to below

September 29, 2005

Ladies and Gentlemen:

I am an employee of American Electric Power Service Corporation, an affiliate of Appalachian Power Company (the “Company”), and have acted as counsel to the Company in connection with the purchase by the underwriters named in Exhibit I to the Underwriting Agreement (as defined below) (the “Underwriters”) of $250,000,000 aggregate principal amount of 5.80% Senior Notes, Series L, due 2035 (the “Notes”), issued by the Company pursuant to the Underwriting Agreement, dated September 26, 2005, among the Company and the Underwriters (the “Underwriting Agreement”).

I have examined the Registration Statement on Form S-3 (File No. 333-123348) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act (the “Registration Statement”), and the Company’s prospectus, dated May 12, 2005, as supplemented by the prospectus supplement, dated September 26, 2005 (the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, which, pursuant to Form S-3, incorporates by reference or is deemed to incorporate by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2004, as amended on Form 10-K/A; the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2005 and June 30, 2005; and the Current Reports on Form 8-K dated January 24, 2005, February 28, 2005, April 28, 2005 and June 9, 2005 (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

I also have examined (i) the Indenture, dated as of January 1, 1998, between the Company and The Bank of New York, as Trustee (the “Trustee”), as previously supplemented and as to be further supplemented by a Company Order and Officers’ Certificate (the “Company Order”), dated as of September 29, 2005 (the “Indenture”); (ii) the Underwriting Agreement; and (iii) a duplicate of the global notes representing the Notes. In addition, I have examined, and have relied as to matters of fact upon, the documents delivered to you at closing, and upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

In furnishing this opinion, with your permission, I have assumed that (i) the Indenture, the Company Order and the Notes have been duly authorized, executed and delivered (and in the case of the Notes, authenticated) by the Trustee; (ii) the Trustee has the power and authority to execute, authenticate, deliver and perform the Indenture and the Notes; (iii) the execution, authorization, delivery and performance of the Indenture and the Notes by the Trustee fully comply in all material respects with all laws, rules, regulations, judgments and orders applicable to the Trustee and its property; and (iv) the Indenture constitutes the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

(a)
The Company is a corporation duly organized and existing under the laws of the Commonwealth of Virginia, is duly qualified to do business as a foreign corporation under the laws of the States of West Virginia and Tennessee, and has due corporate authority to carry on the public utility business in which it is engaged and to own and operate the properties used by it in such business.

(b)	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(c)
The Company has full power and authority to execute and deliver the Company Order, and the Indenture and the Company Order have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(d)
The Company has full power and authority to execute and deliver the Notes, the Notes have been duly authorized, executed and delivered by the Company, and, upon payment and delivery in accordance with the Underwriting Agreement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

(e)
Each of the Virginia State Corporation Commission and the Tennessee Regulatory Authority has issued an appropriate order authorizing, among other things, the issuance and the sale of the Notes; such orders are sufficient for the issuance and the sale of the Notes; and the issuance and the sale of the Notes in accordance with the Underwriting Agreement are in conformity with the terms of such orders. The Securities and Exchange Commission has issued an appropriate order under the Securities Act of 1933, as amended, with respect to the sale of the Notes. No other approval or consent of any governmental body is required for the issuance and the sale of the Notes to you or the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Company Order. I have not considered whether any approval or consent is required under the blue sky laws of any jurisdiction.

(f)
The statements made in the Prospectus under the captions “Description of the Notes” and “Supplemental Description of the Senior Notes”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

My opinions set forth in paragraphs (c) and (d) above are subject to (1) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (2) general equitable principles (whether considered in a proceeding in equity or at law); and (3) an implied covenant of good faith and fair dealing.

I have not independently verified the accuracy, completeness or fairness of the statements made in the Registration Statement, the Prospectus or the Exchange Act Documents, and I take no responsibility therefore, except as and to the extent set forth in paragraph (f) above. In connection with, and under the circumstances applicable to the offering of the Notes, I participated in conferences with certain officers and employees of the Company, with representatives of Deloitte & Touche LLP, with your representatives and with your counsel in the course of the preparation by the Company of the Registration Statement and the Prospectus (including the Exchange Act Documents) and also reviewed certain records and documents furnished to me by the Company, as well as documents delivered to you at closing. I did not prepare the Exchange Act Documents; however, I reviewed the Exchange Act Documents prior to their filing with the Commission.

Based upon my review of the Registration Statement, the Prospectus and the Exchange Act Documents, my reviews made in connection with the preparation of the Registration Statement and the Prospectus, my participation in the conferences referred to above, my review of the records and documents as described above, as well as my understanding of the U.S. federal securities laws and the experience I have gained in my practice thereunder, (i) I advise you that each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case I express no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement or the Prospectus, and (ii) nothing has come to my attention that causes me to believe that the Registration Statement (including the Exchange Act Documents on file with the Commission on the effective date of the Registration Statement), as of the effective date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (including the Exchange Act Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case I express no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.

I am today delivering an executed copy of this opinion to the Trustee and Dewey Ballantine LLP, who are entitled to rely upon this opinion to the same extent as if such opinion were addressed to them. This opinion is rendered to you, the Trustee and Dewey Ballantine LLP, in connection with the above-described transaction. This opinion may not be relied upon by you, the Trustee or Dewey Ballantine LLP for any other purpose, or relied upon or furnished to any other person, firm or corporation without my prior written permission.

Very truly yours,

/s/ Thomas G. Berkemeyer
Thomas G. Berkemeyer